         AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 3, 1997

                                                      REGISTRATION NO. 333-_____
================================================================================
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               -----------------

                                  ENRON CORP.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                        (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)
                                   47-0255140
                                (I.R.S. EMPLOYER
                              IDENTIFICATION NO.)
                               1400 SMITH STREET
                           HOUSTON, TEXAS 77002-7369
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                              --------------------

         THE ENRON CORP. STOCK OPTION PLAN FOR ZOND EXCHANGE AGREEMENTS
                            (FULL TITLE OF THE PLAN)

                                 REX R. ROGERS
                                  ENRON CORP.
                               1400 SMITH STREET
                           HOUSTON, TEXAS 77002-7369
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)
                                 (713) 853-3069
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:

                                RONALD T. ASTIN
                             VINSON & ELKINS L.L.P.
                             2300 FIRST CITY TOWER
                           HOUSTON, TEXAS 77002-6760

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================

      TITLE OF             AMOUNT TO BE          PROPOSED MAXIMUM        PROPOSED MAXIMUM           AMOUNT OF
  SECURITIES TO BE          REGISTERED            OFFERING PRICE             AGGREGATE           REGISTRATION FEE
     REGISTERED                                   PER SHARE (1)         OFFERING PRICE (1)
--------------------------------------------------------------------------------------------------------------------
COMMON STOCK,                415,448
$.10 PAR VALUE                SHARES                  $42.625               $17,708,471               $5,367
====================================================================================================================


     (1) ESTIMATED SOLELY FOR PURPOSES OF CALCULATING THE REGISTRATION FEE, IN ACCORDANCE WITH RULE 457(h), ON THE BASIS OF THE PRICE OF SECURITIES OF THE SAME CLASS, AS DETERMINED IN ACCORDANCE WITH RULE 457(c), USING THE AVERAGE OF THE HIGH AND LOW PRICES REPORTED ON THE NEW YORK STOCK EXCHANGE OF $42.625 PER SHARE FOR REGISTRANT'S COMMON STOCK ON JANUARY 2, 1997.

                               -----------------

--------------------------------------------------------------------------------
================================================================================

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.      Incorporation of Documents by Reference.

                      The following documents, which have been filed with the
                  Securities and Exchange Commission (the "Commission") by Enron Corp. (Exchange Act Registration No. 1-3423), a Delaware corporation (the "Registrant"), are incorporated herein by reference and made a part hereof:

                      (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

                      (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996;

                      (c) Current Report on Form 8-K filed with the Commission on March 8,1996; and

                      (d) the description of Registrant's Common Stock contained in Registration Statement No. 33-53877 on Form S-3 declared effective by the Commission on July 14, 1994.

                           All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

         Item 4.  Description of Securities.

                  Not applicable.

         Item 5.  Interests of Named Experts and Counsel.

                  None.

         Item 6.  Indemnification of Directors and Officers.

                           Section 145 of Chapter 1 of Title 8 of the Delaware
                  Code provides that every corporation created under the provisions thereof shall have the power to indemnify its directors, officers, employees and agents against certain liabilities.

                           The Restated Certificate of Incorporation, as
                  amended, of Enron contains the following provisions relating to indemnification of directors and officers:

                           "1. A director of the Corporation shall not be
                  personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or
                  (iv) for any transaction from which the director derived an improper personal benefit.

                           2. (A) Each person who was or is made a party or is
                  threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (B) hereof, the Corporation shall indemnify and such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of the proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                           (B) If a claim under paragraph 2(A) of this Article
                  XVI is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                           (C) The right to indemnification and the payment of
                  expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

                           (D) The Corporation may maintain insurance, at its
                  expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law."

                           Enron has purchased liability insurance policies
                  covering its directors and officers to provide protection where Enron cannot legally indemnify a director or officer and where a claim arises under the Employee Retirement Income Security Act of 1974 against a director or officer based on an alleged breach of fiduciary duty or other wrongful act.


         Item 7.  Exemption from Registration Claimed.

                  Not applicable.

         Item 8.  Exhibits.

                      Unless otherwise indicated below as being incorporated by
                  reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

                      4.1 Restated Certificate of Incorporation of Enron Corp., as amended (incorporated by reference to Exhibit 3.01 to Annual Report of Enron Corp. on Form 10-K for the year ended December 31, 1994).

                      4.2 Bylaws of Registrant, as currently in effect (incorporated by reference to Exhibit 3.02 to Annual Report of Enron Corp. on Form 10-K for the year ended December 31,
                  1995).

                      4.3 The Enron Corp. Stock Option Plan for Zond Exchange Agreements adopted December 10, 1996

                      5.1 Opinion of James V. Derrick, Jr., Esq., Senior Vice President and General Counsel of Enron Corp., as to validity of the Common Stock.

                      23.1     Consent of James V. Derrick, Esq. (set forth in
                  Exhibit 5.1).

                      23.2     Consent of Arthur Andersen LLP.

                      23.3 Consent of DeGolyer and MacNaughton, independent consulting petroleum engineers.

                      24.1     Powers of Attorney of certain directors of Enron
                  Corp.

                                  UNDERTAKINGS

        The Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (a) To include any prospectus required by Section 10(a)(3) of the  Securities Act;

                (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

              (4) That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
     Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 3rd day of January, 1997.

                                            ENRON CORP.

                                            By:      /s/  EDMUND P. SEGNER, III
                                                     ---------------------------
                                                     Edmund P. Segner, III
                                                     Executive Vice President
                                                     and Chief of Staff


              Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 3rd day of January, 1997.





       Signature                               Title
       ---------                               -----


       /s/ KENNETH L. LAY                      Chairman of the Board, Chief
       ------------------------------          Executive Officer and Director
          (Kenneth L. Lay)                     (Principal Executive Officer)

       /s/ROBERT H. BUTTS                      Vice President and Controller
       ------------------------------          (Principal Accounting Officer)
          (Robert H. Butts)

       /s/ WILLIAM D. GATHMANN                 Vice President, Finance and
       ------------------------------          Treasurer (Principal Financial
          (William D. Gathmann)                Officer)


           ROBERT A. BELFER*                   Director
       ------------------------------
          (Robert A. Belfer)

           NORMAN P. BLAKE, JR.*               Director
       ------------------------------
          (Norman P. Blake, Jr.)

           RONNIE C. CHAN*                     Director
       ------------------------------
          (Ronnie C. Chan)

           JOHN H. DUNCAN*                     Director
       ------------------------------
          (John H. Duncan)

           JOE H. FOY*                         Director
       ------------------------------
          (Joe H. Foy)

           WENDY L. GRAMM*                     Director
       ------------------------------
          (Wendy L. Gramm)

           ROBERT K. JAEDICKE*                 Director
       ------------------------------
          (Robert K. Jaedicke)

           CHARLES A. LeMAISTRE*               Director
       ------------------------------
          (Charles A. LeMaistre)

           JOHN A URQUHART*                    Director
       ------------------------------
          (John A. Urquhart)

           JOHN WAKEHAM*                       Director
       ------------------------------
          (John Wakeham)

           CHARLS E. WALKER*                   Director
       ------------------------------
          (Charls E. Walker)

        HERBERT S. WINOKUR, JR.*               Director
       ------------------------------
        (Herbert S. Winokur, Jr.)


     *By: /s/ PEGGY B. MENCHACA
       ------------------------------
              (Peggy B. Menchaca)
     (Attorney-in-fact for persons indicated)

                                 EXHIBIT INDEX


Sequentially
Numbered
Exhibit Number                   Description
--------------                   -----------

4.1 Restated Certificate of Incorporation of Enron Corp., as amended,(incorporated by reference to Exhibit 3.01 to Annual Report of Enron Corp. on Form 10-K for the year ended December 31, 1994).

4.2 Bylaws of Registrant, as currently in effect (incorporated by reference to Exhibit 3.02 to Annual Report of Enron Corp. on Form 10-K for the year ended December 31, 1995).

4.3 The Enron Corp. Stock Option Plan for Zond Exchange Agreements adopted December 10, 1996.

5.1            Opinion of James V. Derrick, Jr., Esq., as to validity of
               Common Stock.

23.1           Consent of James V. Derrick, Jr., Esq. (set forth in
               Exhibit 5.1).

23.2           Consent of Arthur Andersen LLP.

23.3 Consent of DeGolyer and MacNaughton, independent consulting petroleum engineers.

24.1           Powers of Attorney of certain directors of Enron Corp.